Exhibit 10.3

FIRST AMENDMENT TO THE REVENUE INTEREST FINANCING AGREEMENT

This FIRST AMENDMENT TO THE REVENUE INTEREST FINANCING AGREEMENT, dated as of April 17, 2023 (this “Amendment”), is entered into by and among Liquidia Technologies, Inc., a Delaware corporation (the “Company”), Healthcare Royalty Partners IV, L.P.,  a Delaware limited liability partnership (the “Investor”), and HCR Collateral Management, LLC, a Delaware limited liability company (the “Investor Representative”), and solely in its capacity as agent for, and representative of, the Investor, solely with respect to certain enumerated provisions in the Agreement (as defined below) described herein. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Parties entered into that certain Revenue Interest Financing Agreement, dated as of January 9, 2023 (as amended prior to the date hereof, the “Agreement”);

WHEREAS, the Parties desire to effect the amendments to the Agreement contemplated by this Amendment;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Amendment to Article IV. Article IV of the Agreement is hereby amended by adding the following as Section 4.29:

“Section 4.29 Investment Company Act. No member of the Company Group is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.”

2.Amendment to Article VII. Article VII of the Agreement is hereby amended by adding the following as Section 7.14:

“Section 7.14 Compliance. Become required to register as an “investment company” under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Investment Amount for that purpose.”

3.Amendment to Section 8.6(c)(ii). Section 8.6(c)(ii) of the Agreement is hereby amended and restated in its entirety as follows:

“(ii)A certificate of a Responsible Officer of the Company (A) certifying that the information and documents provided to the Investor Representative with the Second Closing Notice are true and correct; and (B) no Bankruptcy Event with respect to any member of the Company Group and no Special Termination Event, Change of Control, Default or Event of Default has occurred and is continuing; and”

4.Amendment to Section 8.6(d)(ii). Section 8.6(d)(ii) of the Agreement is hereby amended and restated in its entirety as follows:

“(ii)A certificate of a Responsible Officer of each member of the Company Group (A) certifying that, (1) the information and documents provided to the Investor Representative with the Third Closing Notice are true and correct and (2) as applicable, (x) the Favorable Determination has occurred, (y) the Insurance Policy is in effect, or (z) the Parties have mutually agreed to the Third Investment Amount; (B) attaching copies, certified by such officer as true and complete, of documents sufficient to evidence that the event indicated with respect to clause (A) has occurred; and (C) certifying that no Bankruptcy Event with respect of its Subsidiaries and no Special Termination Event, Change of Control, Default or Event of Default has occurred and is continuing;”

5.Representations and Warranties. To induce the Investor Representative and the Investor to enter into this Amendment, each of the Company and each other member of the Company Group represents and warrants to the Investor Representative and the Investors that, as of the date of this Amendment, (a) the execution, delivery and performance by each Company Party of this Amendment are within each such Company Party’s power and authority, and the execution, delivery and performance of this Amendment by each Company Party have been duly authorized by each Company Party, (b) the execution and delivery of this Amendment by each Company Party will not (i) contravene, conflict with, result in a breach, violation, cancellation or termination of, constitute a default (with or without notice or lapse of time, or both) under, require prepayment under, give any Person the right to exercise any remedy (including termination, cancellation or acceleration) or obtain any additional rights under, or accelerate the maturity or performance of or payment under, in any respect, (A) any Applicable Law or any judgment, order, writ, decree, Permit or license of any Governmental Authority to which any member of the Company Group or any of their respective assets or properties may be subject or bound, (B) any term or provision of any contract, agreement, indenture, lease, license, deed, commitment, obligation or instrument to which any member of the Company Group is a party or by which any member of the Company Group or any of their respective assets or properties is bound or committed (other than a Material Contract), (C) any Material Contract or (D) any term or provision of any of the organizational documents of any member of the Company Group, except in the case of clause (A) or (B) where any such event would not reasonably be expected to result in a Material Adverse Effect or (ii) except as provided in any of the Transaction Documents to which it is party, result in or require the creation or imposition of any Lien on the Collateral (in each case other than Permitted Liens), (c) this Amendment has been duly executed and delivered by each Company Party and constitutes the legal, valid and binding obligation of each such Company Party, enforceable against each such Company Party in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors’ rights generally, general equitable principles and principles of public policy, and (d) no Bankruptcy Event with respect to any member of the Company Group or any Special Termination Event, Change of Control, Default or  Event of Default has occurred and is continuing.
6.Effect on Agreement.  Upon the execution and delivery of this Amendment by the Parties, the Agreement shall be amended and/or restated as hereinabove set forth as fully and with the same effect as if the amendments made hereby were originally set forth in the Agreement, and this Amendment and the Agreement shall henceforth respectively be read, taken and construed as one and the same instrument, but such amendments shall not operate so as to render invalid or improper any action heretofore taken under the Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein (or in Exhibits hereto or the other Transaction Documents) has been made or relied upon by either Party hereto.
7.Agreement in Effect.  Except as specifically provided for in this Amendment, the Agreement shall remain unmodified and in full force and effect.

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8.Headings.  The headings of the Articles and Sections of this Amendment have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
9.Other Miscellaneous Terms.  The provisions of Article XII of the Agreement (other than Section 12.6, Section 12.10 and Section 12.13 of the Agreement) shall apply mutatis mutandis to this Amendment, and to the Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified hereby.
10.Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Amendment and any amendments hereto, to the extent signed and delivered by means of digital imaging and electronic mail, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.
11.Entire Agreement; Conflicts.  This Amendment, the Agreement and the other documents and instruments referred to herein and therein constitute the entire agreement among the Parties and supersede any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof.  In the event of any conflict between the terms and provisions of this Amendment and any Transaction Document, the terms and provisions of this Amendment shall control.
12.Reaffirmation by the Company Parties.  Each Company Party party hereto hereby consents to the amendments of the Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Transaction Document to which such Company Party is a party is, and the obligations of such Company Party contained in the Agreement, this Amendment or in any other Transaction Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case, as amended by this Amendment.  For greater certainty and without limiting the foregoing, each Company Party hereby confirms that the security interests granted by such Company Party in favor of the Investor Representative and the Investor pursuant to the Transaction Documents in the Collateral described therein remain in full force and effect, are not released or reduced and shall continue to secure the Obligations and the Secured Obligations (as defined in the Security Agreement).

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IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date first written above.

THE COMPANY: LIQUIDIA TECHNOLOGIES, INC. By: /s/ Roger Jeffs Name: Roger Jeffs Title: CEO

[Signature Page to First Amendment to the Revenue Interest Financing Agreement]

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INVESTOR: HEALTHCARE ROYALTY PARTNERS IV, L.P. By: HealthCare Royalty GP IV, LLC, its general partner By: /s/ Clarke B. Futch Name: Clarke B. Futch Title: Managing Partner

INVESTOR REPRESENTATIVE: HCR COLLATERAL MANAGEMENT, LLC By: /s/ Clarke B. Futch Name: Clarke B. Futch Title: Managing Partner

[Signature Page to First Amendment to the Revenue Interest Financing Agreement]

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Acknowledged and Agreed,

LIQUIDIA CORPORATION

By:	/s/ Roger Jeffs Name: Roger Jeffs Title: CEO

LIQUIDIA PAH, LLC

By:	/s/ Roger Jeffs Name: Roger Jeffs Title: CEO

[Signature Page to First Amendment to the Revenue Interest Financing Agreement]

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